Exhibit 10(kk)

HUMANA INC.

STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) made as of                      by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                     , an employee of the Company (hereinafter referred to as “Optionee”).

WITNESSETH

WHEREAS, the Amended and Restated 2003 Stock Incentive Plan (the “Plan”), for certain employee and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

I. OPTION GRANT

A. Grant of Option. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, a Non-Qualified Stock Option to purchase              shares of the $.16 2/3 par value common stock of the Company (“Common Stock”) at the purchase price of $              per share (the “Option”) exercisable on the terms and conditions set forth herein.

B. Term. The term of the Option shall commence upon the date of grant,                     , and shall expire on                      (“Expiration Date”).

C. Vesting of Option. Except as otherwise set forth herein, this Option shall be exercisable by Optionee or his/her personal representative on and after the first anniversary of the date hereof in cumulative annual installments of one-third of the number of Shares covered hereby.

D. Effect of Termination of Employment on Option.

1. If the employment of Optionee by the Company is terminated for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately.

2. If the employment of Optionee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the date of such termination, but in no event beyond the Expiration Date.

3. In the event of Optionee’s Retirement, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such Retirement, this Option (or portion hereof) shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the

Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of Retirement, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such Retirement, this Option (or portion hereof) shall continue to vest and become exercisable as if the Optionee were continuing to provide services to the Company or a Subsidiary, as applicable, and this Option (or portion hereof) shall be exercisable at any time within two (2) years following the date on which this Option (or portion hereof) becomes vested and exercisable, but in no event beyond the Expiration Date.

4. In the event of death or Disability of Optionee while in the employ of the Company, this Option shall become immediately exercisable and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Optionee or the estate of the Optionee at any time within two (2) years after the date of such death or Disability, regardless of the Expiration Date.

5. In the event of a Change in Control, the Option granted in Section I shall become fully vested and immediately exercisable in its entirety. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value on the date of surrender of the Shares subject to this Option or portion thereof surrendered, or (2) the Fair Market Value, as Adjusted, of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee. In the event Optionee’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Optionee’s employment or the Expiration Date.

E. Exercise of Option.

1. This Option shall be exercisable only by written notice to the Secretary of the Company at the Company’s principal executive offices, or through the on-line procedure to such broker-dealer as designated by the Company, by Optionee or his/her legal representative as herein provided. Such notice shall state the number of shares with respect to which the Option is being exercised and shall be signed, or authorized electronically, by Optionee or his/her legal representative, as applicable.

2. The purchase price shall be paid as follows:

a) In full in cash upon the exercise of the Option; or

b) By tendering to the Company shares of the Common Stock of Company owned by him/her prior to the date of exercise and having an aggregate fair market value equal to the cash exercise price applicable to his/her Option

c) A combination of I.E.(2)(a) and I.E.(2)(b) above; or

d) Through the cashless exercise provisions of the designated broker-dealer as described in the procedures communicated to the Grantee by the Company.

3. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the exercise of this Option shall be paid pursuant to the Plan by Grantee prior to the delivery of any Common Stock under this Agreement. The Company shall, at the Grantee’s election, withhold delivery of a number of Shares with a Fair Market Value as of the exercise date equal to the Withholding Taxes in satisfaction of the Grantee’s obligations hereunder.

II. MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Optionee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee’s heirs and legal representatives.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and as otherwise provided herein, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

D. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

E. No Employment Agreement. Nothing herein confers on the Optionee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Optionee’s employment or other service at any time.

F. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

G. Assignment. The Option granted under this Agreement to Optionee may not be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee’s lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee attempt to assign, transfer, pledge, alienate or hypothecate this Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and Company may terminate this Option as to any then unexercised shares.

H. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee and any person or persons claiming through Optionee as to any rights hereunder.

I. Execution. If Grantee shall fail to execute this Agreement, either manually with a paper document, or through the on-line grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written.

“Company”
ATTEST:	HUMANA INC.

BY:	BY:
[Name]	[Name]
[Title]	[Title]

“Optionee”

[Name]

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